Cova Series Trust
                            Form: N-SAR June 30, 1997
                              Attachment - Item 77O


                           Transactions effected pursuant to Rule 10f-3

Transaction # 1: Small Cap Stock Fund, purchase of Nationwide Financial Services , Inc.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
   First Boston.  First Boston was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
   J.P. Morgan Investment Management was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
Small Cap Stock Portfolio, managed by J.P. Morgan Investment Management Inc., purchased 1,200 shares of common stock of Nationwide Financial Services, a company in continuous operation for 20+ years, in an initial public offering at the offering price of $23.50 per share on March 6, 1997. The underwriting spread paid was 123 basis points.The percentage of the offering purchased by the Small Cap Stock Portfolio was .006% of the total offering. The percentage of the offering purchased by associated funds of the Sub-adviser was .29%. This purchase represented .146% of the Small Cap Stock Portfolio's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
 (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled first quarter 1997 meeting as well as information supporting the reasonableness of the 123 basis point spread paid to certify that the purchase were made in compliance with the Board adopted rule 10f-3 procedures.











                                Cova Series Trust
                            Form: N-SAR June 30, 1997
                              Attachment - Item 77O


                           Transactions effected pursuant to Rule 10f-3

Transaction # 2: Small Cap Stock Fund, purchase of Glenborough Realty Trust,Inc.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
Bear Stearns & Jeffries & Company. Bear Stearns and Jeffries & Company were not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
J.P. Morgan Investment Management was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
Small Cap Stock Portfolio, managed by J.P. Morgan Investment Management Inc., purchased 1,200 shares of common stock of Glenborough Realty Trust, a company in continuous operation for 19 years, in an initial public offering at the offering price of $20.25 per share on March 17, 1997. The underwriting spread paid was 112 basis points. The percentage of the offering purchased by the Small Cap Stock Portfolio was .034% of the total offering. The percentage of the offering purchased by associated funds of the Sub-adviser was 1.05%. This purchase represented .127% of the Small Cap Stock Portfolio's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled first quarter 1997 meeting as well as information supporting the reasonableness of the 112 basis point spread paid to certify that the purchase were made in compliance with the Board adopted rule 10f-3 procedures.











                                Cova Series Trust
                            Form: N-SAR June 30, 1997
                              Attachment - Item 77O


                           Transactions effected pursuant to Rule 10f-3

Transaction # 3: Quality Bond Fund, purchase of US West Capital Funding.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
   Merrill Lynch. Merrill Lynch was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
   J.P. Morgan Investment Management was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
   Quality Bond Portfolio, managed by J.P. Morgan Investment Management Inc., purchased $50,000 face value of debt of US West Capital Funding, a company in continuous operation for 11 years, in an initial public offering at the offering price of $100.00 per unit on January 16, 1997. The underwriting spread paid was 88 basis points. The percentage of the offering purchased by the Quality Bond Portfolio was .001% of the total offering. The percentage of the offering purchased by associated funds of the Sub-adviser was .67%. This purchase represented .919% of the Quality Bond Portfolio's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
   (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled first quarter 1997 meeting as well as information supporting the reasonableness of the 88 basis point spread paid to certify that the purchase were made in compliance with the Board adopted rule 10f-3 procedures.